     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1997



                                                      REGISTRATION NO. 333-29775

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1



                                       TO


                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                          NASHVILLE COUNTRY CLUB, INC.
                 (Name of small business issuer in its charter)

           TENNESSEE                         7389                         62-1535897
   (State or jurisdiction of     (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)         Identification No.)

                             ---------------------

         402 HERITAGE PLANTATION WAY                        THOMAS J. WEAVER III
       HICKORY VALLEY, TENNESSEE 38042                  NASHVILLE COUNTRY CLUB, INC.
                (901) 764-2300                          402 HERITAGE PLANTATION WAY
        (Address and telephone number                 HICKORY VALLEY, TENNESSEE 38042
       of principal executive offices)                         (901) 764-2300
                                                    (Name, address and telephone number
                                                           of agent for service)

                             ---------------------

                                   Copies to:

           RANDALL E. ROBERTS, ESQ.                       JAMES R. TANENBAUM, ESQ.
          TED S. SCHWEINFURTH, ESQ.                    STROOCK & STROOCK & LAVAN LLP
       WINSTEAD SECHREST & MINICK P.C.                        180 MAIDEN LANE
            5400 RENAISSANCE TOWER                        NEW YORK, NEW YORK 10038
               1201 ELM STREET                                 (212) 806-5400
             DALLAS, TEXAS 75270
                (214) 745-5400

                             ---------------------

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 27. EXHIBITS



     (a) Exhibits. See attached Exhibit Index.



     (b) Financial Statement Schedules. None.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Nashville, State of Tennessee, on July 22, 1997.


                                            NASHVILLE COUNTRY CLUB, INC.

                                            By:/s/ THOMAS JACKSON WEAVER III
                                              ----------------------------------
                                                  Thomas Jackson Weaver III
                                                 Chairman of the Board, Chief
                                                           Executive
                                                    Officer and President


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.



                      SIGNATURE                                          TITLE                      DATE
                      ---------                                          -----                      ----

            /s/ THOMAS JACKSON WEAVER III                Chairman of the Board, Chief           July 22, 1997
-----------------------------------------------------      Executive Officer and President
              Thomas Jackson Weaver III                    (Principal Executive and Financial
                                                           Officer)

                 /s/ BRYAN CUSWORTH                      Chief Financial Officer (Principal     July 22, 1997
-----------------------------------------------------      Accounting Officer)
                   Bryan Cusworth

                          *                              Director                               July   , 1997
-----------------------------------------------------
                   Prab Nallamilli

                          *                              Director                               July   , 1997
-----------------------------------------------------
                   Frank Bumstead

                          *                              Director                               July   , 1997
-----------------------------------------------------
                    Charles Flood

                          *                              Director                               July   , 1997
-----------------------------------------------------
                  Robert E. Geddes

                          *                              Director                               July   , 1997
-----------------------------------------------------
                  Jeffrey McIntyre

                          *                              Director                               July   , 1997
-----------------------------------------------------
            Frank A. McKinnie Weaver, Sr.

                          *                              Director                               July   , 1997
-----------------------------------------------------
                 Thomas Miserendino

                          *                              Director                               July   , 1997
-----------------------------------------------------
                 Louis J. Risi, Jr.

                      SIGNATURE                                          TITLE                      DATE
                      ---------                                          -----                      ----

                          *                              Director                               July   , 1997
-----------------------------------------------------
                   Steven L. Risi

                                                         Director                               June   , 1997
-----------------------------------------------------
                   Jose F. Rosado

                          *                              Director                               July   , 1997
-----------------------------------------------------
                 Mark van Hartesvelt

                          *                              Director                               July   , 1997
-----------------------------------------------------
                     Kyle Young

         *By: /s/ THOMAS JACKSON WEAVER III
  ------------------------------------------------
                  Attorney-in-Fact

                               INDEX TO EXHIBITS

     EXHIBIT NUMBER                        DESCRIPTION OF DOCUMENT
     --------------                        -----------------------
          *1.1           -- Form of Placement Agency Agreement.
           2.1           -- Merger Agreement among Nashville Country Club, Inc.,
                            Avalon Acquisition Corp., Inc. and Avalon Entertainment
                            Group, Inc.(1)
           2.2           -- Letter Agreement among Nashville Country Club, Inc.,
                            Robert E. Geddes, Thomas Miserendino and Brian F.
                            Murphy.(6)
           3.1           -- Charter of the Company, as amended.(2)
           3.2           -- Restated Bylaws of the Company.(2)
           4.1           -- Specimen Common Stock Certificate.(2)
           4.2           -- Paragraph 6 of the Charter of the Company (included in
                            Exhibit 3.1).(2)
           4.3           -- Specimen Warrant Certificate.(3)
           5.1           -- Opinion of Winstead Sechrest & Minick P.C.
          10.1           -- Lease dated September 30, 1993 between the Company and
                            William Madison Smith.(2)
          10.2           -- Employment Agreement dated as of January 1, 1994 between the Company and Thomas Jackson Weaver III.(2)
          10.3           -- Employment Agreement dated as of January 1, 1994 between the Company and Prab Nallamilli.(2)
          10.4           -- Intentionally omitted.
          10.5           -- Stock Purchase Warrant dated February 24, 1994 between
                            the Company and Yee, Desmond, Schroeder & Allen, Inc.(2)
          10.6           -- Form of Indemnification Agreement between the Company and each of the directors and executive officers.(2)
          10.7           -- Employment Agreement dated April 29, 1996 between the
                            Company and Jeffrey McIntyre.(3)
          10.8           -- Employment Agreement dated April 29, 1996 between the
                            Company and Mark van Hartesvelt.(3)
          10.9           -- Nashville Country Club, Inc. 1995 Stock Option Plan.(4)
          10.10          -- Form of Stock Option Agreement for options granted under the 1995 Stock Option Plan.(4)
          10.11          -- Nashville Country Club, Inc. 1997 Stock Option Plan.(5)
          10.12          -- Form of Stock Option Agreement for options granted under the 1997 Stock Option Plan.(5)
          10.13          -- Representative's Warrant Agreement dated April 23, 1996 between the Company and H.J. Meyers & Co., Inc.(4)
          10.14          -- Warrant Agreement dated April 23, 1996 among the Company,
                            H.J. Meyers & Co., Inc. and American Stock Transfer &
                            Trust Company.(4)
          10.15          -- Registration Rights Agreement between the Company, Robert
                            E. Geddes, Greg M. Janese, Thomas Miserendino, Brian K.
                            Murphy and Marc W. Oswald.(5)
          10.16          -- Consulting Agreement between Avalon Entertainment Group,
                            Inc. and Robert E. Geddes.(5)
          10.17          -- Consulting Agreement between Avalon Entertainment Group,
                            Inc. and Thomas Miserendino.(5)

     EXHIBIT NUMBER                        DESCRIPTION OF DOCUMENT
     --------------                        -----------------------
          10.18          -- Employment Agreement between Avalon Entertainment Group,
                            Inc. and Marc W. Oswald.(5)
          10.19          -- Employment Agreement between Avalon Entertainment Group,
                            Inc. and Greg M. Janese.(5)
         *10.20          -- Form of Placement Agent Warrant Agreement between the
                            Company and Rauscher Pierce Refsnes, Inc. as Placement
                            Agent.
         *10.21          -- Form of Escrow Agreement between the Company, Rauscher
                            Pierce Refsnes, Inc. and Citibank, N.A. as Escrow Agent.
         *21.1           -- Subsidiaries of the Company.
         *23.1           -- Consent of Arthur Andersen LLP.
          23.2           -- Consent of Winstead Sechrest & Minick P.C. (included in
                            Exhibit 5.1).
         *24.1           -- Power of Attorney

---------------

 *  Previously filed

(1) Incorporated by reference to the same exhibit number in the Company's Current Report on Form 8-K filed on April 30, 1997.

(2) Incorporated by reference to the same exhibit number in the Company's Registration Statement on Form SB-2 (Registration No. 33-69944).

(3) Incorporated by reference to the same exhibit number in the Company's Registration Statement on Form SB-2 (Registration No. 33-97890).

(4) Incorporated by reference to the same exhibit number in the Company's Form 10-KSB for the fiscal year ended December 31, 1995.

(5) Incorporated by reference to the same exhibit number in the Company's Form 10-KSB, as amended, for the fiscal year ended December 29, 1996.

(6) Incorporated by reference to the same exhibit number in the Company's Current Report on Form 8-K filed on June 20, 1997.